Exhibit 99.1

DRI Corporation Announces Participation in International Commercial Vehicle Industry Exhibition

Mobitec Group to Exhibit at the 62nd IAA Commercial Vehicles Event Slated Sept. 25, 2008 to Oct. 2, 2008 in Hanover, Germany

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the Company’s Mobitec Group in Sweden will be participating as an exhibitor at the 62nd IAA (Internationale Automobil Ausstellung) Commercial Vehicles event slated Sept. 25, 2008 to Oct. 2, 2008, at the Exhibition Center in Hanover, Germany.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “The 62nd IAA Commercial Vehicles event is the world’s largest automotive fair. It will attract coach and bus builders, accessory manufacturers, public transportation officials and suppliers, and tourism officials from around the globe. Mobitec’s sales and marketing representatives will discuss Mobitec® products and services with customers and prospective customers throughout the eight-day event in Hall 11, booth number F08.”

For more information about the 62nd IAA Commercial Vehicles event, go to www.iaa.de.

ABOUT MOBITEC GROUP

A premier supplier of electronic destination sign systems in the Nordic markets, the Company’s Mobitec Group is highly respected for its products, technology, service, and quality. Mobitec Group is based in Herrljunga, Sweden. It also operates business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the 62nd IAA Commercial Vehicles event attendees’ anticipated interest in the Company’s transit communications and security products and services marketed via an exhibit at the event, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the 62nd IAA Commercial Vehicles event attendees may not express considerable interest in the Company’s transit communications and security products and services, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed August 14, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com